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                                                                 EXHIBIT e(4)(b)


                                 AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Special Opportunities Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS




CLASS B SHARES

AIM Opportunities III Fund
AIM Opportunities II Fund
AIM Opportunities I Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 2002
       ------

                                         AIM SPECIAL OPPORTUNITIES FUNDS


                                         (LAM)
Attest: /s/ LISA A. MOSS                 By: /s/ ROBERT H. GRAHAM
        ------------------------------       -----------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President


                                         A I M DISTRIBUTORS, INC.


                                         (LAM)
Attest: /s/ LISA A. MOSS                 By: /s/ MICHAEL J. CEMO
        ------------------------------       -----------------------------------
         Assistant Secretary                 Michael J. Cemo
                                             President